Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Debt Securities	$10,000,000	$1,091.00

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

June 2021
PRICING SUPPLEMENT
Registration Statement No. 333-253385
Dated June 17, 2021 Filed Pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

$10,000,000 Trigger Jump Securities Based on Worst Performing of the Common Equity Securities of Airbnb, Inc., Facebook, Inc., Live Nation Entertainment, Inc. and United Airlines Holdings, Inc. due July 7, 2022

Principal at Risk Securities

The Trigger Jump Securities, which we refer to as the securities, will offer the opportunity to earn a return based on the worst performing of Class A common stock of Airbnb, Inc., Class A common stock of Facebook, Inc., common stock of Live Nation Entertainment, Inc. and common stock of United Airlines Holdings, Inc. Unlike ordinary debt securities, the securities do not pay interest and do not guarantee the return of any principal at maturity. Instead, if the final share price of the worst performing underlying on the valuation date is greater than or equal to its trigger price, you will receive, in addition to the principal amount, a positive return on the securities equal to 19.20%, which we refer to as the upside payment. However, if the final share price of the worst performing underlying on the valuation date is less than the trigger price, you will receive a payment that is less than the stated principal amount by an amount that is proportionate to the percentage decrease in the final share price of the worst performing underlying from its initial share price. This amount will be less than $6.00 per $10 in stated principal amount of the securities, and could be zero. Accordingly, investors may lose their entire initial investment in the securities. The securities are for investors who seek an equity-based return and who are willing to risk their principal and forgo current income and appreciation above the fixed upside payment in exchange for the upside payment that only applies if the final share price of the worst performing underlying is greater than or equal to its trigger price. All payments on the securities are subject to the credit risk of HSBC.

FINAL TERMS
Issuer:		HSBC USA Inc.
Reference stocks:		The Class A Common Stock of Airbnb, Inc. (Bloomberg symbol: ABNB UW), Class A Common Stock of Facebook, Inc. (Bloomberg symbol: FB UW), Common Stock of Live Nation Entertainment, Inc. (Bloomberg symbol: LYV UN) and Common Stock of United Airlines Holdings, Inc. (Bloomberg symbol: UAL UW) (each, an “underlying” and together, the “underlyings”)
Aggregate principal amount:		$10,000,000
Stated principal amount:		$10 per security
Issue price:		$10 per security
Pricing date:		June 16, 2021
Trade Date:		June 17, 2021
Original issue date:		June 22, 2021 (3 business days after the trade date).
Maturity date:		July 7, 2022, subject to adjustment as described under “Additional Terms of the Notes—Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Stock-Linked Underlying Supplement.
Payment at maturity:

•         If the final share price of the worst performing underlying is greater than or equal to its trigger price: $10 + upside payment

           In no event will the payment at maturity exceed the sum of $10 and the upside payment.

•         If the final share price of the worst performing underlying is less than its trigger price: $10 × share performance factor

          This amount will be less than $6.00 per $10 in stated principal amount of the securities, and could be zero. You may lose all of your investment.

Interest:		None
Upside payment:		$1.92 per security (19.20% of the stated principal amount).
Share performance factor:		final share price / initial share price
Trigger price:		$89.49 with respect to ABNB, $198.648 with respect to FB, $52.332 with respect to LYV and $33.36 with respect to UAL, each of which is 60.00% of its initial share price
Initial share price:		$149.15 with respect to ABNB, $331.08 with respect to FB, $87.22 with respect to LYV and $55.60 with respect to UAL, each of which was its official closing price on the pricing date.
Final share price:		The closing price of one share of the reference stock on the valuation date, as determined by the calculation agent.
Valuation date:		July 1, 2022, subject to adjustment as described in “Additional Terms of the Notes—Valuation Dates” in the accompanying Stock-Linked Underlying Supplement.
Worst performing underlying:		The underlying with the largest percentage decrease from its initial share price to its final share price.
Estimated initial value:		The estimated initial value of the securities is less than the price you pay to purchase the securities. The estimated initial value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market, if any, at any time. See “Risk Factors—The estimated initial value of the securities, which was determined by us on the pricing date, is less than the price to public and may differ from the market value of the securities in the secondary market, if any.”
CUSIP / ISIN:		40439K789 / US40439K7899
Listing:		The securities will not be listed on any securities exchange.
Agent:		HSBC Securities (USA) Inc., an affiliate of HSBC. See “Additional Information About the Trigger Jump Securities—Additional Provisions—Supplemental plan of distribution (conflicts of interest).”
Commissions and issue price:	Price to public	Fees and commissions(1)(2)	Proceeds to issuer
Per security	$10.000	$0.050	$9.936
$0.014
Total	$10,000,000.00	$50,000.000 $14,000.000	$9,936,000.000

(1) HSBC Securities (USA) Inc., acting as agent for HSBC, will receive a fee of $0.064 per $10 stated principal amount and will pay Morgan Stanley Wealth Management a fixed sales commission of $0.05 for each security they sell. See “Additional Information About the Trigger Jump Securities—Additional Provisions—Supplemental plan of distribution (conflicts of interest)” on page 10.

(2) Of the amount per $10 stated principal amount received by HSBC Securities (USA) Inc., acting as agent for HSBC, HSBC Securities (USA) Inc. will pay Morgan Stanley Wealth Management a structuring fee of $0.014 for each security.

The estimated initial value of the securities on the pricing date is $9.781 per security, which is less than the price to public. The market value of the securities at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated initial value” above and “Risk Factors” beginning on page 4 of this document for additional information.

An investment in the securities involves certain risks. See “Risk Factors” beginning on page 5 of this pricing supplement, page S-1 of the Stock-Linked Underlying Supplement and page S-1 of the prospectus supplement.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved the securities, or determined that this pricing supplement or the accompanying Stock-Linked Underlying Supplement, prospectus supplement or prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and a Stock-Linked Underlying Supplement) with the SEC for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus, prospectus supplement and Stock-Linked Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and Stock-Linked Underlying Supplement if you request them by calling toll-free 1-866-811-8049.

You should read this document together with the related Stock-Linked Underlying Supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

The Stock-Linked Underlying Supplement dated February 23, 2021 at: https://www.sec.gov/Archives/edgar/data/83246/000110465921026622/tm217170d1_424b2.htm

The prospectus supplement dated February 23, 2021 at: https://www.sec.gov/Archives/edgar/data/83246/000110465921026609/tm217170d2_424b2.htm

Trigger Jump Securities Based on the Worst Performing of the Common Equity Securities of Airbnb, Inc., Facebook, Inc., Live Nation Entertainment, Inc. and United Airlines Holdings, Inc. due July 7, 2022

Principal at Risk Securities

The prospectus dated February 23, 2021 at: https://www.sec.gov/Archives/edgar/data/83246/000110465921026585/tm217170d7_424b3.htm

The securities are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction, and involve investment risks including possible loss of the stated principal amount invested due to the credit risk of HSBC.

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Principal at Risk Securities

Investment Summary

Trigger Jump Securities

Principal at Risk Securities

The Trigger Jump Securities Based on the Worst Performing of the Common Equity Securities of Airbnb, Inc., Facebook, Inc., Live Nation Entertainment, Inc. and United Airlines Holdings, Inc. due July 7, 2022 (the “securities”) can be used:

▪	As an alternative to direct exposure to the reference stock that provides a fixed positive return of 19.20% if the reference stock have appreciated at all as of the valuation date.

▪	To enhance returns and potentially outperform the reference stock in a moderately bullish scenario.

▪	To obtain limited protection against the loss of principal if the final share price is less than the initial share price, but only so long as the final share price is greater or equal to the trigger price.

The securities are exposed on a 1 to 1 basis to any percentage decline of the final share price of the worst performing underlying from the initial share price if the final share price of the worst performing underlying is less than its trigger price.

Accordingly, investors may lose their entire initial investment in the securities.

Maturity:	Approximately one year
Upside payment:	$1.92 per security (19.20% of the stated principal amount).
Trigger price:	60% of the initial share price
Interest:	None
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the securities.

Key Investment Rationale

This approximately one-year investment does not pay interest, but offers a fixed positive return of 19.20% if the final share price of the worst performing underlying on the valuation date is greater than or equal to its trigger price. However, if the final share price of the worst performing underlying is less than its trigger price, the payment at maturity will be less than $6.00 per $10 in stated principal amount of the securities, and could be zero. Accordingly, investors may lose their entire initial investment in the securities.

Upside Scenario	The final share price of the worst performing underlying is greater than or equal to the trigger price. In this scenario, we will pay $11.92 per security (119.20% of the stated principal amount), as determined on the trade date. Accordingly, even if the final share price of the worst performing underlying is significantly greater than its initial share price, your return at maturity will not exceed the return represented by the upside payment, and your return may be less than if you invested in the reference stock directly.
Downside Scenario	The final share price of the worst performing underlying is less than the trigger price. In this scenario, we will pay less than the stated principal amount of $10 per security by an amount proportionate to the decrease in the price of the reference stock from the initial share price (e.g., a 60% depreciation in the reference stock will result in the payment at maturity of $4 per security). There is no minimum payment at maturity.

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Principal at Risk Securities

How the Trigger Jump Securities Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the securities for a range of hypothetical percentage changes in the reference stock. The diagram assumes the following:

Stated principal amount:	$10 per security
Upside payment:	$1.92 per security (19.20% of the stated principal amount).
Trigger price:	60% of the initial share price
Minimum payment at maturity:	None

Trigger Jump Securities Payoff Diagram

How it works

▪	Upside Scenario: If the final share price of the worst performing underlying is greater than or equal to its trigger price, the payment at maturity on the securities is greater than the stated principal amount of $10 per security, but in all cases is equal to and will not exceed the stated principal amount of $10 per security plus the upside payment of $1.92 per security. Under the terms of the securities, an investor would receive the payment at maturity of $11.92 per security the final share price of the worst performing underlying greater than or equal to its trigger price.

▪	Downside Scenario: If the final share price of the worst performing underlying is less than its trigger price, the payment at maturity will be less than the stated principal amount of $10 per security by an amount that is proportionate to the percentage decrease in the final share price of the worst performing underlying from its initial share price. For example, if the worst performing underlying have decreased by 45%, the payment at maturity would be $5.50 per security (55% of the stated principal amount). There is no minimum payment at maturity on the securities, and you could lose your entire investment.

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Principal at Risk Securities

Investor Suitability

The securities may be suitable for you if:

▶	You seek an investment with a return linked to the underlying and you believe the final share price of all underlying will be greater than the trigger price.

▶	You are willing to invest in the securities based on the maximum payment at maturity of 119.20% of the stated principal amount, which will limit your return at maturity.

▶	You are willing to make an investment that is exposed to any negative performance of the final share price on a 1-to-1 basis if the final share price of the worst performing underlying is less than the trigger price.

▶	You are willing to accept the risk and return profile of the securities versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.

▶	You are willing to forgo dividends or other distributions paid on the reference stocks.

▶	You do not seek current income from your investment.

▶	You do not seek an investment for which there is an active secondary market.

▶	You are willing to hold the securities to maturity.

▶	You are comfortable with the creditworthiness of HSBC, as Issuer of the securities.

The securities may not be suitable for you if:

▶	You believe the final share price of any underlying will be less than the trigger price.

▶	You are unwilling to invest in the securities based on the maximum payment at maturity of 119.20% of the stated principal amount, which may limit your return at maturity.

▶	You are unwilling to make an investment that is exposed to any negative final share price on a 1-to-1 basis if the final share price of the worst performing underlying is less than its trigger price.

▶	You seek an investment that provides full return of principal.

▶	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

▶	You prefer to receive the dividends or other distributions paid on the reference stocks.

▶	You seek current income from your investment.

▶	You seek an investment for which there will be an active secondary market.

▶	You are unable or unwilling to hold the securities to maturity.

▶	You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the securities.

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Principal at Risk Securities

Risk Factors

We urge you to read the section “Risk Factors” on page S-1 in the accompanying prospectus supplement and on page S-1 of the Stock-Linked Underlying Supplement. Investing in the securities is not equivalent to investing directly in the reference stock. You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this pricing supplement and the accompanying Stock-Linked Underlying Supplement, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and Stock-Linked Underlying Supplement, including the explanation of risks relating to the securities described in the following section:

“— Risks Relating to All Note Issuances” in the prospectus supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Risks Relating to the Structure or Features of the Security

▪	The securities do not pay interest or guarantee any return of principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee payment of the principal amount at maturity. At maturity, you will receive for each $10 stated principal amount of securities that you hold, an amount in cash based on the final share price. If the final share price is less than the trigger price, you will receive for each security that you hold a payment at maturity that is less than the stated principal amount of each security by an amount proportionate to the decrease in the closing price of the reference asset, and in this scenario, you will lose a significant portion or all of your investment. You may lose up to 100% of the stated principal amount of the securities.

▪	The appreciation potential of the securities is fixed and limited. If the final share price of the worst performing underlying is greater than or equal to its trigger price, the appreciation potential of the securities is limited to the fixed upside payment of $1.92 per security (19.20% of the stated principal amount), even if the final share price is significantly greater than the initial share price. See “How the Trigger Jump Securities Work” above.

▪	The amount payable on the securities is not linked to the price of the reference stock at any time other than the valuation date. The final share price will be based on the closing price of the reference stock on the valuation date, subject to adjustment for non-trading days and certain market disruption events. Even if the price of the reference stock increases prior to the valuation date but then decreases on the valuation date to below the trigger price, the payment at maturity will be less, and may be significantly less, than it would have been had the payment at maturity been linked to the price of the reference stock prior to that decrease. Although the actual price of the reference stock on the stated maturity date or at other times during the term of the securities may be higher than the final share price, the payment at maturity will be based solely on the closing price of the reference stock on the valuation date.

▪	Because the securities are linked to the performance of the worst performing underlying, you are exposed to greater risks of receiving no contingent quarterly payments and sustaining a significant loss on your investment than if the securities were linked to fewer underlyings or just one underlying. The risk that you will not receive any contingent quarterly payments, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of fewer underlyings or just one underlying. With multiple underlyings, it is more likely that one or more of the underlyings will close below their respective downside threshold levels on any determination date (including the final determination date) and below its principal barrier level on the final determination date, than if the securities were linked to fewer underlyings or only one underlying. Therefore, it is more likely that you will not receive any contingent quarterly payments, and that you will suffer a significant loss on your investment. In addition, because each underlying must close above its initial share price on a quarterly determination date in order for the securities to be called prior to maturity, the securities are less likely to be called than if the securities were linked to fewer underlyings or just one underlying.

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Principal at Risk Securities

Risks Relating to the Reference Stock

▪	The reference asset has a limited trading history — The Class A common stock of Airbnb, Inc. began trading on The Nasdaq Stock Market LLC on December 10, 2020 and therefore has a limited historical performance. Past performance should not be considered indicative of future performance.

▪	No affiliation with Airbnb, Inc., Facebook, Inc., Live Nation Entertainment, Inc. and United Airlines Holdings, Inc. We are not affiliated with Airbnb, Inc., Facebook, Inc., Live Nation Entertainment, Inc. or United Airlines Holdings, Inc. We have not made any independent investigation of the adequacy or completeness of the information about Airbnb, Inc., Facebook, Inc., Live Nation Entertainment, Inc. or United Airlines Holdings, Inc. contained in this pricing supplement. You should make your own investigation into the underlyings and Airbnb, Inc., Facebook, Inc., Live Nation Entertainment, Inc. and United Airlines Holdings, Inc. We are not responsible for Airbnb, Inc., Facebook, Inc., Live Nation Entertainment, Inc. or United Airlines Holdings, Inc. public disclosure of information, whether contained in SEC filings or otherwise.

General Risk Factors

▪	Credit risk of HSBC USA Inc. The securities are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the securities depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities and could lose your entire investment.

▪	The market price will be influenced by many unpredictable factors. Several factors will influence the value of the securities in the secondary market and the price at which HSBC Securities (USA) Inc. may be willing to purchase or sell the securities in the secondary market, including: the trading price, volatility (frequency and magnitude of changes in value), and dividend yield of the reference stock, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the reference stock and which may affect the final share price of the reference stock, the occurrence of certain events affecting the reference stock that may or may not require an adjustment to the final share price and any actual or anticipated changes in our credit ratings or credit spreads. The price of the reference stock may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. You may receive less, and possibly significantly less, than the stated principal amount per security if you sell your securities prior to maturity.

▪	As a holder of the securities, you will not have any ownership interest or rights in the reference stock. As a holder of the securities, you will not have any ownership interest or rights in the reference stock, such as voting rights, dividend payments or other distributions. In addition, Airbnb, Inc., Facebook, Inc., Live Nation Entertainment, Inc. and United Airlines Holdings, Inc. will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the price of the reference stock and the securities.

▪	There is limited anti-dilution protection. For certain events affecting the reference stock, such as stock splits or extraordinary dividends, the calculation agent may make adjustments to the amount payable at maturity. However, the calculation agent is not required to make an adjustment for every corporate action which affects the shares of the reference stock. If an event occurs that does not require the calculation agent to adjust the amount payable at maturity, the market price of the securities may be materially and adversely affected.

▪	The estimated initial value of the securities, which was determined by us on the pricing date, is less than the price to public and may differ from the market value of the securities in the secondary market, if any. The estimated initial value of the securities was calculated by us on the pricing date and is less than the price to public. The estimated initial value reflects our internal funding rate, which is the borrowing rate we use to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the securities. This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the

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Principal at Risk Securities

estimated initial value of the securities may be lower if it were based on the levels at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the securities to be more favorable to you. We determined the value of the embedded derivatives in the securities by reference to our or our affiliates’ internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the securities that are different from our estimated initial value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The estimated initial value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market (if any exists) at any time.

▪	If HSBC Securities (USA) Inc. were to repurchase your securities immediately after the original issue date, the price you receive may be higher than the estimated initial value of the securities. Assuming that all relevant factors remain constant after the original issue date, the price at which HSBC Securities (USA) Inc. may initially buy or sell the securities in the secondary market, if any, and the value that may be initially used for customer account statements, if any, may exceed the estimated initial value on the pricing date for a temporary period expected to be approximately 6 months after the original issue date. This temporary price difference may exist because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We will make such discretionary election and determine this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the original issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

▪	The price of your securities in the secondary market, if any, immediately after the pricing date is expected to be less than the price to public. The price to public takes into account certain costs. These costs include the underwriting discount, our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the securities and the costs associated with structuring and hedging our obligations under the securities. These costs, except for the underwriting discount, will be used or retained by us or one of our affiliates. If you were to sell your securities in the secondary market, if any, the price you would receive for your securities may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your securities in the secondary market, if any, at any time after issuance will vary based on many factors, including the price of the reference stock and changes in market conditions, and cannot be predicted with accuracy. The securities are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the securities to maturity. Any sale of the securities prior to maturity could result in a loss to you.

▪	Hedging and trading activity by our affiliates could adversely affect the value of the securities. One or more of our affiliates expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the reference stock), including trading in the reference stock. Some of our affiliates also trade the reference stock and other financial instruments related to the reference stock on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price and, as a result, could increase the level at which the reference stock must close so that an investor does not suffer a loss on the investor’s initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the price of the reference stock on the valuation date and, accordingly, the payout to you at maturity.

▪	The calculation agent, which is HSBC or one of its affiliates, will make determinations with respect to the securities. As calculation agent, HSBC or one of its affiliates will determine the initial share price, the trigger price, the final share price, whether a market disruption event has occurred, whether to make any adjustments to the final share price and the payment that you will receive at maturity, if any. Determinations made by HSBC or one of its affiliates in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may adversely affect the payout to you at maturity.

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Principal at Risk Securities

▪	The securities are not insured or guaranteed by any governmental agency of the United States or any other jurisdiction. The securities are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full amount due on the securities.

▪	In some circumstances, the payment you receive on the securities may be based on the shares of another company and not Airbnb, Inc., Facebook, Inc., Live Nation Entertainment, Inc. or United Airlines Holdings, Inc. Following certain corporate events relating to the issuer of reference stock where such issuer is not the surviving entity, the amount of cash or stock you receive at maturity may be based on the stock of a successor or any cash or any other assets distributed to holders in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the securities.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. For a discussion of certain of the U.S. federal income tax consequences of your investment in the securities, please see the discussion under “Additional Information About the Trigger Jump Securities—Additional Provisions—Tax Considerations” herein, and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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Principal at Risk Securities

Information about the Reference Stock

Airbnb, Inc.

Airbnb, Inc. operates a global platform for stays and experiences. Information filed by Airbnb, Inc. with the SEC under the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”) can be located by reference to its SEC file number: 001-39778 or its CIK Code: 1559720. The Class A common stock of Airbnb, Inc. is listed and trades on The Nasdaq Stock Market LLC under the symbol “ABNB.”

Information as of market close on June 16, 2021:

Bloomberg Ticker Symbol:	ABNB	52 Week High (on 02/11/2021):	$216.84
Current Share Price:	$149.15	52 Week Low (on 12/09/2020):	$0.00
52 Weeks Ago:	$40.20

This document relates only to the securities offered hereby and does not relate to the reference stock or other securities of Airbnb, Inc. We have derived all disclosures contained in this document regarding Airbnb, Inc. stock from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Airbnb, Inc. Neither we nor the agent has made any independent investigation as to the accuracy or completeness of such publicly available documents or any other publicly available information regarding Airbnb, Inc. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the reference stock (and therefore the price of the reference stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Airbnb, Inc. could affect the amount received at maturity with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the future performance of the reference stock.

Historical Information

Airbnb, Inc. – Daily Closing Prices May 18, 2012 to June 16, 2021

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Trigger Jump Securities Based on the Worst Performing of the Common Equity Securities of Airbnb, Inc., Facebook, Inc., Live Nation Entertainment, Inc. and United Airlines Holdings, Inc. due July 7, 2022

Principal at Risk Securities

Facebook, Inc.

Facebook Inc. operates a social networking website. The company's website allows people to communicate with their family, friends, and co-workers. Information filed by FB with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-35551 or its CIK Code: 1326801. The Class A common stock of Facebook, Inc. is listed and trades on the Nasdaq Global Select Market under the symbol "FB".

Information as of market close on June 16, 2021:

Bloomberg Ticker Symbol:	FB	52 Week High (on 06/14/2021):	$336.77
Current Share Price:	$331.08	52 Week Low (on 06/26/2020):	$216.08
52 Weeks Ago:	$235.65

This document relates only to the securities offered hereby and does not relate to the reference stock or other securities of Facebook, Inc. We have derived all disclosures contained in this document regarding Facebook, Inc. stock from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Facebook, Inc. Neither we nor the agent has made any independent investigation as to the accuracy or completeness of such publicly available documents or any other publicly available information regarding Facebook, Inc. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the reference stock (and therefore the price of the reference stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Facebook, Inc. could affect the amount received at maturity with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the future performance of the reference stock.

Historical Information

Facebook, Inc. – Daily Closing Prices May 18, 2012 to June 16, 2021

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Principal at Risk Securities

Live Nation Entertainment, Inc.

Live Nation Entertainment, Inc. operates concerts, ticketing and sponsorship and advertising. Information filed by LYV with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-32601 or its CIK Code: 1335258. The common stock of Live Nation Entertainment, Inc. is listed and trades on the New York Stock Exchange under the symbol "LYV".

Information as of market close on June 16, 2021:

Bloomberg Ticker Symbol:	LYV	52 Week High (on 03/01/2021):	$92.86
Current Share Price:	$87.22	52 Week Low (on 06/26/2020):	$42.62
52 Weeks Ago:	$49.20

This document relates only to the securities offered hereby and does not relate to the reference stock or other securities of Live Nation Entertainment, Inc. We have derived all disclosures contained in this document regarding Live Nation Entertainment, Inc. stock from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Live Nation Entertainment, Inc. Neither we nor the agent has made any independent investigation as to the accuracy or completeness of such publicly available documents or any other publicly available information regarding Live Nation Entertainment, Inc. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the reference stock (and therefore the price of the reference stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Live Nation Entertainment, Inc. could affect the amount received at maturity with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the future performance of the reference stock.

Historical Information

Live Nation Entertainment, Inc.– Daily Closing Prices June 16, 2011 to June 16, 2021

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Trigger Jump Securities Based on the Worst Performing of the Common Equity Securities of Airbnb, Inc., Facebook, Inc., Live Nation Entertainment, Inc. and United Airlines Holdings, Inc. due July 7, 2022

Principal at Risk Securities

United Airlines Holdings, Inc.

United Airlines Holdings, Inc. operates as a holding company. The company, through its subsidiaries, provides air transportation services. The company owns and manages airlines that transports people and cargos. Information filed by UAL with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-06033 or its CIK Code: 100517. The common stock of the United Continental Holdings Inc. is listed and trades on The Nasdaq Stock Market LLC under the symbol “UAL.”

Information as of market close on June 16, 2021:

Bloomberg Ticker Symbol:	UAL	52 Week High (on 03/17/2021):	$62.47
Current Share Price:	$55.60	52 Week Low (on 07/09/2020):	$30.16
52 Weeks Ago:	$40.20

This document relates only to the securities offered hereby and does not relate to the reference stock or other securities of United Airlines Holdings, Inc. We have derived all disclosures contained in this document regarding United Airlines Holdings, Inc. stock from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to United Airlines Holdings, Inc. Neither we nor the agent has made any independent investigation as to the accuracy or completeness of such publicly available documents or any other publicly available information regarding United Airlines Holdings, Inc. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the reference stock (and therefore the price of the reference stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning United Airlines Holdings, Inc. could affect the amount received at maturity with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the future performance of the reference stock.

Historical Information

United Airlines Holdings, Inc. – Daily Closing Prices June 16, 2011 to June 16, 2021

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Principal at Risk Securities

Additional Information About the Trigger Jump Securities

Please read this information in conjunction with the final terms on the cover page of this document.

Additional Provisions
Listing:	The securities will not be listed on any securities exchange.
CUSIP:	40439K789
ISIN:	US40439K7899
Minimum ticketing size:	$1,000/100 securities
Denominations:	$10 per security and integral multiples thereof
Interest:	None
Tax considerations:

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, the securities could be treated as a pre-paid executory contract with respect to the underlyings. We intend to treat the securities consistent with this approach. Pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Mayer Brown LLP, it is reasonable to treat the securities as a pre-paid executory contract with respect to the underlyings. Pursuant to this approach, we do not intend to report any income or gain with respect to the securities prior to maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the securities for more than one year at such time for U.S. federal income tax purposes.

We will not attempt to ascertain whether any underlying would be treated as a passive foreign investment company (a “PFIC”) or United States real property holding corporation (a “USRPHC”), both as defined for U.S. federal income tax purposes. If any underlying were so treated, certain adverse U.S. federal income tax consequences might apply to a U.S. holder or non-U.S. holder (both as defined in the accompanying prospectus supplement), as the case may be. You should refer to information filed with the SEC and other authorities by any underlying and consult your tax advisor regarding the possible consequences to you if any underlying is or becomes a PFIC or a USRPHC.

In Notice 2008-2, the Internal Revenue Service and the U.S. Treasury Department requested comments as to whether the purchaser of certain securities (which may include the securities) should be required to accrue income during its term under a mark-to-market, accrual or other methodology, whether income and gain on such a security or contract should be ordinary or capital, and whether foreign holders should be subject to withholding tax on any deemed income accrual. Accordingly, it is possible that regulations or other guidance could provide that a U.S. holder (as defined in the accompanying prospectus supplement) of a security is required to accrue income in respect of the security prior to the receipt of payments under the security or its earlier sale or exchange. Moreover, it is possible that any such regulations or other guidance could treat all income and gain of a U.S. holder in respect of a security as ordinary income (including gain on a sale or exchange). Finally, it is possible that a non-U.S. holder (as defined in the accompanying prospectus supplement) of a security could be subject to U.S. withholding tax in respect of a security. It is unclear whether any regulations or other guidance would apply to the securities (possibly on a retroactive basis). Prospective investors are urged to consult with their tax advisors regarding Notice 2008-2 and the possible effect to them of the issuance of regulations or other guidance that affects the U.S. federal income tax treatment of the securities.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, Internal Revenue Service guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2023. Based on the Issuer’s determination that the securities are not “delta-one” instruments, Non-U.S. Holders should not be subject to withholding on dividend

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Principal at Risk Securities

equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting an underlying or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. Holders that enter, or have entered, into other transactions in respect of an underlying or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

Under current law, while the matter is not entirely clear, individual non-U.S. holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the securities are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisors regarding the U.S. federal estate tax consequences of investing in the securities.

For a further discussion of U.S. federal income tax consequences related to the securities, see the section “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

Calculation agent:	HSBC USA Inc., or one of its affiliates.
Events of default and acceleration:

If the securities have become immediately due and payable following an event of default (as defined in the accompanying prospectus) with respect to the securities, the calculation agent will determine the accelerated payment due and payable at maturity in the same general manner as described in “Payment at maturity” in this pricing supplement. In that case, the scheduled trading day preceding the date of acceleration will be used as the valuation date for purposes of determining the final share price. If a market disruption event exists with respect to the reference stock on that scheduled trading day, then the accelerated valuation date for the reference stock will be postponed for up to five scheduled trading days (in the same manner used for postponing the originally scheduled valuation date). The accelerated maturity date will then be the third business day following the postponed accelerated valuation date.

If the securities have become immediately due and payable following an event of default, you will not be entitled to any additional payments with respect to the securities. For more information, see “Description of Debt Securities—Senior Debt Securities—Events of Default” in the prospectus.

Supplemental plan of distribution (conflicts of interest):

Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc., an affiliate of HSBC, will purchase the securities from HSBC for distribution to Morgan Stanley Wealth Management. HSBC Securities (USA) Inc. will act as agent for the securities and will receive a fee of $0.064 per $10 stated principal amount and will pay Morgan Stanley Wealth Management a fixed sales commission of $0.05 for each security they sell. Of the $0.064 per $10 stated principal amount received by HSBC Securities (USA) Inc., acting as agent for HSBC, HSBC Securities (USA) Inc. will pay Morgan Stanley Wealth Management a structuring fee of $0.014 for each security.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions after the initial sale of the securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

Delivery of the securities will be made against payment for the securities on the original issue date set forth on the cover page of this document, which is more than two business days following the pricing date. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities more than two business days prior to the original issue date will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors.

See “Supplemental Plan of Distribution” on page S-83 in the prospectus supplement.

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Principal at Risk Securities

Where you can find more information:

This pricing supplement relates to an offering of securities linked to the reference stock. The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. Although the offering of the securities relates to the reference stock, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the reference stock or any security comprising the reference stock or as to the suitability of an investment in the securities.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and Stock-Linked Underlying Supplement) with the SEC for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus, prospectus supplement and Stock-Linked Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and Stock-Linked Underlying Supplement if you request them by calling toll-free 1-866-811-8049.

You should read this document together with the prospectus dated February 23, 2021, the prospectus supplement dated February 23, 2021 and the Stock-Linked Underlying Supplement dated February 23, 2021. If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus, or Stock-Linked Underlying Supplement, the terms described in this pricing supplement shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” herein, on page S-1 of the accompanying Stock-Linked Underlying Supplement and page S-1 of the accompanying prospectus supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

You may access these documents on the SEC web site at www.sec.gov as follows:

The Stock-Linked Underlying Supplement at:

https://www.sec.gov/Archives/edgar/data/83246/000110465921026622/tm217170d1_424b2.htm

The prospectus supplement at:

https://www.sec.gov/Archives/edgar/data/83246/000110465921026609/tm217170d2_424b2.htm

The prospectus at:

https://www.sec.gov/Archives/edgar/data/83246/000110465921026585/tm217170d7_424b3.htm

Validity of the securitie	In the opinion of Mayer Brown LLP, as counsel to the Issuer, when this pricing supplement has been attached to, and duly notated on, the master note that represents the securitie pursuant to the Senior Indenture referred to in the prospectus supplement dated February 23, 2021, and issued and paid for as contemplated herein, the securitie offered by this pricing supplement will be valid, binding and enforceable obligations of the Issuer, entitled to the benefits of the Senior Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith). This opinion is given as of the date hereof and is limited to the laws of the State of New York, the Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing) and the federal laws of the United States of America. This opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Indenture and the genuineness of signatures and to such counsel’s reliance on the Issuer and other sources as to certain factual matters, all as stated in the legal opinion dated February 23, 2021, which has been filed as Exhibit 5.3 to the Issuer’s registration statement on Form S-3 dated February 23, 2021.

This document provides a summary of the terms and conditions of the securities. We encourage you to read the accompanying Stock-Linked Underlying Supplement, prospectus supplement and prospectus for this offering, which can be accessed via the hyperlinks above.

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